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EXHIBIT 10(b)

                       THE DAYTON POWER AND LIGHT COMPANY

                        1991 AMENDED DIRECTORS' DEFERRED

                                COMPENSATION PLAN

                     (AS AMENDED THROUGH DECEMBER 31, 2000)

1.  GENERAL.

     The Amended Deferred Compensation Plan for Directors of the Company is amended and restated in its entirety as set forth herein and the name of the amended and restated plan shall be the "1991 Amended Directors Deferred Compensation Plan" (the "Plan"). The Plan provides Directors who are not employed by the Company the opportunity to defer payment of all or a specified portion of Fees payable for services as a Director or otherwise in accordance with the Standard Deferral Provisions of the Plan.

2.  DEFINITIONS.

     When used herein, the following terms shall have the following meanings:

     A. "Board of Directors" means the Board of Directors of DPL Inc. in place from time to time prior to a Change of Control.

     B. "CEO" shall mean the Chief Executive Officer of DPL duly installed, from time to time, prior to a Change of Control. However, "Committee" will be substituted for "CEO" in discussing the CEO's rights and benefits in the Plan.

     C. "Change of Control" means any change in control of DPL, or its principal subsidiary, DP&L, of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as determined by the Board of Directors in its sole discretion; provided that, without limitation, such a Change of Control shall be deemed to have occurred if (i) any "person" (as such term is defined in Sections 13(d) and 14(d)(2) of the Exchange Act; hereafter, a "Person") other than DPL or DP&L or an entity then directly or indirectly controlling, controlled by or under common control with DPL or DP&L is on the date hereof or becomes or commences a tender offer to become the beneficial owner, directly or indirectly, of securities of DPL or DP&L representing (A) 15% or more of the combined voting power of the then outstanding securities of DPL or DP&L if the acquisition of such beneficial ownership or such tender offer is not approved by the Board of Directors prior to the acquisition or the commencement of such tender offer or (B) 50% or more of such combined voting power in all other cases; (ii) DPL or DP&L enters into an agreement to merge or consolidate itself, or an agreement to consummate a "combination" or "majority share acquisition" in which it is the "acquiring corporation" (as such terms are defined in Ohio Rev. Code ss.1701.01 as in effect on December 31, 1990) and in which


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shareholders of DPL or DP&L, as the case may be, immediately prior to entering into such agreement, will beneficially own, immediately after the effective time of the merger, consolidation, combination or majority share acquisition, securities of DPL or DP&L or any surviving or new corporation, as the case may be, having less than 50% of the "voting power" of DPL or DP&L or any surviving or new corporation, as the case may be, including "voting power" exercisable on a contingent or deferred basis as well as immediately exercisable "voting power", excluding any merger of DPL into DP&L or of DP&L into DPL; (iii) DPL or DP&L enters into an agreement to sell, lease, exchange or otherwise transfer or dispose of all or substantially all of its assets to any Person other than to a wholly owned subsidiary or, in the case of DP&L, to DPL or a wholly owned subsidiar(ies) of DPL; but not including (A) a mortgage or pledge of assets granted in connection with a financing or (B) a spin-off or sale of assets if DPL continues in existence and its common shares are listed on a national securities exchange, quoted on the automated quotation system of a national securities association or traded in the over-the-counter market; (iv) any transaction referred to in (ii) or (iii) above is consummated; or (v) those persons serving as directors of DPL or DP&L on February 1, 2000 (the "Original Directors") and/or their Successors do not constitute a majority of the whole Board of Directors of DPL or DP&L, as the case may be (the term "Successors" shall mean those directors whose election or nomination for election by shareholders has been approved by the vote of at least two-thirds of the Original Directors and previously qualified Successors serving as directors of DPL or DP&L, as the case may be, at the time of such election or nomination for election).

     D. "Committee" means the Compensation and Management Review Committee of the Board of Directors of DPL Inc. or such other committee(s) as the Board of Directors of DPL Inc. may designate from time to time to administer the Plan.

     E. "Company" means The Dayton Power and Light Company ("DP&L"), DPL Inc. ("DPL"), and any entity which, prior to a Change of Control, is controlling, controlled by or under common control with DP&L or DPL Inc.

     F. "Dividend Equivalent" means the expression on the Company's books of a dividend with respect to a Stock Unit, each Dividend Equivalent being equal to the cash dividends paid from time to time on one Share.

     G. "Election Form" means the form attached hereto as Exhibit A (or such other form as the Committee may designate from time to time) which shall be used for deferring payment of Fees in accordance with the provisions of the Plan and shall also include any prior forms used in connection with the Plan for the purpose of deferring payment of Fees.

     H. "Eligible Director" means any Director who is serving as a Director as of January 1, 1996 or at any time thereafter.

     I. "Fair Market Value" means the average of the closing sale prices of a Share on the last trading day of each of the

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four calendar months preceding thedate the value of a Share is to be determined, as reported on the New York Stock Exchange-Composite Transaction Tape.

     J. "Fees" means amounts payable by the Company to a Director for services as a member of the Board of Directors or a committee of the Board of Directors and any other amounts (including, without limitation, consulting fees and the like) payable by the Company to a Director who is not employed by the Company for services rendered to the Company in any capacity.

     K. "Other Director" means any Director who has ceased to serve as a Director prior to January 1, 1996.

     L. "Share" or "Shares" means the Common Shares of DPL Inc.

     M. "Standard Deferral Account" means the account established by the Company in the Director's name to which deferrals made in accordance with the Standard Deferral Provisions of the Plan are credited.

     N. "Standard Deferral Provisions" means generally those provisions of the Plan under which:

     (1)  a Director may elect annually to defer payment of Fees;

     (2)  the deferred amounts are credited to the Standard Deferral Account;

     (3) earnings are credited to the Standard Deferral Account in accordance with Section 3(D), Section 3(E) or Section 3(F); and

     (4) amounts credited to the Director's Standard Deferral Account together with accumulated earnings are paid in accordance with the Director's application requesting that the Director be paid the amounts credited to his/her Standard Deferral Account and specifying which date the requested amounts should be paid; provided the CEO of the Company consents to such payment.

     O. "Stock Unit" means the expression on the Company's books of a unit which is equivalent to one Share.

     P. "Unreimbursed Amount" means, at any time as to any Eligible Director who, either directly or through any affiliate, including through a trust established by such Eligible Director, has entered into a split-dollar life insurance arrangement with the Company, the amount of such Eligible Director's or affiliate's then obligation to reimburse the Company under such split-dollar arrangement for life insurance premiums paid by the Company; provided, however, that, for purposes of the Plan, the Unreimbursed Amount of any Eligible Director shall be reduced to the extent that such Unreimbursed Amount is being taken into account for purposes of calculating such Eligible Director's

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benefits under the Company's Key Employees Deferred Compensation Plan.

3.  ELECTION TO DEFER AND ACCOUNT DESIGNATION.

     A. ELECTION TO DEFER. A Director may elect, on or before December 31 of any year, to defer payment of all or a specified part of the Director's Fees during the succeeding calendar years until the Director ceases to be a Director of the Company. Any person who shall become a Director during any calendar year, and who was not a Director of the Company on the preceding December 31, may elect, before the Director's term begins, to defer payment of all or a specified part of the Director's Fees for the remainder of such calendar year and for succeeding calendar years. Any such elections shall be made by delivering an Election Form to the Secretary of the Company.

     Prior to January 31, 2000, Supplementary Deferral Accounts had been established under the Plan for certain Directors. Effective as of January 31, 2000, the present value, as determined by the Committee, of a Director's Supplementary Deferral Account was credited to the Standard Deferral Account of such Director. Accordingly, effective as of January 31, 2000, the Supplementary Deferral Accounts were terminated and no amounts are credited thereto.

     Moreover, as provided in Sections 6 and 9.B. of The Dayton Power and Light Company Directors' Deferred Stock Compensation Plan, upon the Shares ceasing to be listed on the New York Stock Exchange, or upon termination of a Participant's status as a director of the Company after a Change of Control, additional amounts may be credited to a Participant's Standard Deferral Account from such plan.

     B. STANDARD DEFERRAL ACCOUNT. All deferred amounts shall be credited to each Director's Standard Deferral Account. The Directors' Standard Deferral Accounts are established only as a mechanism for measuring the potential amount of cash or Shares which may be distributed under the Plan. The Company shall retain title to, and beneficial ownership of, all amounts credited to Directors' Standard Deferral Accounts and such deferred amounts will be subject to the claims of the Company's creditors. No Director or beneficiary has any property interest in deferred amounts or in any specific assets of the Company.

     C. (INTENTIONALLY LEFT BLANK.)

     D. INTEREST ON STANDARD DEFERRAL ACCOUNTS. Other than with respect to amounts credited to a Directors' Standard Deferral Account which were deemed invested in Shares pursuant to Section 3(E), for periods prior to January 1, 2001, the Company credited interest to the Standard Deferral Account of each Other Director, on a quarterly basis, calculated by multiplying the balance in such account (including interest) on the first day of each month of the preceding quarter by one-twelfth of the simple average yield of the annualized AA utility bond averages as published monthly in Moody's Bond Survey for the preceding quarter. With respect to all amounts credited to an Other Directors' Standard Deferral Account as of January 1, 2001 or at any time thereafter, such Standard

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Deferral Account shall be deemed invested in the Vanguard Total Bond
Index Fund, or a comparable fund designated by the Committee in its sole discretion (the "Bond Fund"), and all dividends, interest, distributions and other amounts paid with respect to the Bond Fund shall be credited to the Standard Deferral Account of each Other Director and shall be deemed reinvested in the Bond Fund.

     E. STOCK UNITS. Each Eligible Director shall have the option to elect to have any portion of his/her "Investment Amount" (as hereinafter defined) deemed invested in Shares as of each such date (on or after January 1, 1996) as the Committee may specify from time to time for such purpose, by delivering to the Secretary of the Company a Stock Unit Investment Election Form in the form attached hereto as Exhibit B (or such other form as the Committee may designate from time to time). In such event, the Company shall credit to such Eligible Directors' Standard Deferral Account a number of Stock Units equal to the amount which is deemed invested in Shares pursuant to this Section 3(E) divided by the Fair Market Value of a Share as of the date of such deemed investment and shall thereafter credit to such Eligible Directors' Standard Deferral Account, on each dividend payment date with respect to the Shares, a Dividend Equivalent for each Stock Unit then credited to such Standard Deferral Account. On any such dividend payment date, to the extent that the value of the accumulated Dividend Equivalents credited to such Eligible Director's Standard Deferral Account equals the Fair Market Value of one or more full Shares on such date, such Dividend Equivalents shall be converted into, and credited to such Standard Deferral Account as, additional Stock Units.

     Once an Eligible Director has elected to have any amount of such Eligible Director's Standard Deferral Account deemed invested in Shares pursuant to this
Section 3(E), such Eligible Director may not revoke or otherwise change such election with respect to such amount without the prior approval of the Committee.

     The Company shall not be required to purchase, hold or dispose of any Shares for purposes of funding benefits which may be payable as a result of this
Section 3(E). To the extent that the Company does, in its discretion, purchase or hold any Shares for purposes of funding such benefits or otherwise, the same shall remain the sole and exclusive property of the Company, subject to the claims of its general creditors, and shall not be deemed to form a part of any Eligible Director's Standard Deferral Account, and no Eligible Director shall have any claim in, or right to, any such Shares (or any Stock Units or Dividend Equivalents).

     In the event of a change in the outstanding Shares by reason of a Share dividend, recapitalization, merger, consolidation, split-up, combination or exchange of shares, or the like, the number of Stock Units credited to an Eligible Director's Standard Deferral Account shall be adjusted by the Committee (whose determination in each case shall be conclusive) to give effect as

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may be appropriate to any increase or decrease in the number of issued and outstanding Shares as a result thereof.

     In the event that the Shares cease to be listed on the New York Stock Exchange for any reason, the Standard Deferral Account of each Eligible Director shall be credited with a cash amount equal to the number of Stock Units then credited to such Eligible Director's Standard Deferral Account multiplied by the greater of (i) the Fair Market Value of a Share as of the date the Shares cease to be so listed or (ii) the closing sales price of a Share on the New York Stock Exchange-Composite Transaction Tape on the date the Shares cease to be so listed and the cash amount so credited shall thereafter be deemed to be part of such Eligible Director's "Investment Amount" for all purposes of the Plan. After the Shares cease to be so listed on the New York Stock Exchange, no Eligible Director shall have the option to have any amounts credited to his/her Standard Deferral Account deemed invested in Shares pursuant to this Section 3(E).

     F. EARNINGS ON STANDARD DEFERRAL ACCOUNTS OF ELIGIBLE DIRECTORS. For purposes of measuring the amounts which may be distributed under the Plan to Eligible Directors, each Eligible Director's "Investment Amount" shall be deemed invested, on and after January 1, 1997, in such "Eligible Investment Options" as such Eligible Director may designate from time to time as provided herein. For purposes of the Plan, "Investment Amount" means, at any time on and after January 1, 1997 with respect to each Eligible Director, the amount then credited to such Eligible Director's Standard Deferral Account (including any dividends, interest, distributions or other amounts credited to such Standard Deferral Account pursuant to this Section 3(F)) less the amount then credited to such Standard Deferral Account which is deemed invested in Shares pursuant to Section 3(E), and "Eligible Investment Options" means those securities, mutual funds or other investment vehicles set forth on Schedule I hereto, as such Schedule I may be modified from time to time by the Committee upon at least 30 days' prior written notice to the Eligible Directors.

     Subject to Section 3(G) hereof, each Eligible Director shall have the option, by delivering to the Secretary of Company a completed Investment Option Election Form in the form attached hereto as Exhibit C (or such other form as the Committee may designate from time to time) on or prior to each such date (on or after December 31, 1996) as the Committee may specify from time to time for such purpose (each such date, an "Election Date") to designate or change, in a percentage equal to at least 10%, the portions of his/her Investment Amount which shall be deemed invested in each Eligible Investment Option as of such Election Date. Any such designation by an Eligible Director shall remain in effect until changed in accordance with the preceding sentence or as provided in
Section 3(G) hereof. Subject to Section 3(G) hereof, any increase in the percentage of an Eligible Director's Investment Amount deemed invested in an Eligible Investment Option effected on any

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Election Date shall be deemed to be a purchase of such Eligible Investment
Option and any decrease in the percentage of an Eligible Director's Investment Amount deemed invested in an Eligible Investment Option effected on any Election Date shall be deemed to be a sale of such Eligible Investment Option, and any such purchase or sale shall be deemed to have occurred as of the last business day immediately prior to such Election Date at the closing price of such Eligible Investment Option on such date. In the absence of any such designation by an Eligible Director with respect to all or any portion of his/her Investment Amount, the Standard Deferral Account of such Eligible Director shall be deemed invested in the Bond Fund (as defined in Section 3(D) above), and the Bond Fund shall be an Eligible Investment Option for such Eligible Director. All dividends, interest, distributions and other amounts paid or distributed from time to time with respect to any Eligible Investment Option in which all or any portion of an Eligible Director's Investment Amount is deemed invested shall be credited to such Eligible Director's Standard Deferral Account and shall be deemed reinvested in such Eligible Investment Option.

     The Company shall not be required to purchase, hold or dispose of any Eligible Investment Options designated by Eligible Directors. To the extent that the Company does, in its discretion, purchase or hold any of the Eligible Investment Options designated by Eligible Directors, the same shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form a part of any Eligible Director's Standard Deferral Account, and no Eligible Director shall have any property interest therein or claim thereto.

     G. INVESTMENT IN PRIVATE EQUITY INVESTMENTS. In its sole discretion the Committee may designate one or more Eligible Investment Options which, if purchased, may not be immediately saleable; such Eligible Investment Options may include interests in partnerships or other entities which are not readily tradable on an established securities market including, for purposes of illustration, interests in partnerships investing in private equity investments (collectively referred to herein as "Private Equity Investments"). The Committee may, in its sole discretion, establish procedures to regulate the ability of an Eligible Director's designation of an Private Equity Investment as one of his or her Eligible Investment Options pursuant to Section 3(F) hereof. Without limitation, these procedures may include the following:

        (i) Limiting the right of an Eligible Director to designate an Private Equity Investment to those Eligible Directors (a) who have a Standard Deferral Account balance greater than a specified minimum amount, and (b) whose payment dates, as specified in their Election Form, in the sole and unrestricted discretion of the Committee, are sufficiently deferred to allow for any Private Equity Investment to fully mature prior to payment of such Eligible Director's Standard Deferral Account in the event the Company does choose to purchase such Eligible Investment Option;

        (ii) Requiring a minimum dollar allocation to any Private Equity Investment;

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        (iii) Restricting or eliminating an Eligible Director's right to reallocate that portion of his Standard Deferral Account allocated to such Private Equity Investment until it has fully matured;

        (iv) Reallocation, by the Committee, to an Private Equity Investment previously designated by the Eligible Director, of all or a portion of an Eligible Director's Standard Deferral Account not so invested to the extent necessary to fully cover any capital calls made with respect to such Private Equity Investment (which reallocation shall proportionately reduce the amount which is deemed invested in each of the Eligible Director's other Eligible Investment Options);

        (v) Establishing the date on which an Eligible Director's Standard Deferral Account is deemed invested in an Private Equity Investment following such designation by the Eligible Director.

     In addition, notwithstanding anything in Section 4 hereof to the contrary, and notwithstanding any payment election specified in such Eligible Director's Election Form, the Committee may, in its sole discretion, defer payment of any amounts credited to an Eligible Director's Standard Deferral Account which have been deemed invested in a Private Equity Investment until any such Private Equity Investment has fully matured, and, in the case of partial distributions from an Eligible Director's Standard Deferral Account, the Committee may reduce the amount which is deemed invested in each Eligible Investment Option other than such Private Equity Investment.

     H. UNREIMBURSED AMOUNTS. Notwithstanding any other provision of the Plan, in the event that there exists an Unreimbursed Amount as to any Eligible Director, the Unreimbursed Amount of such Eligible Director in effect from time to time shall reduce the amount of such Eligible Director's Standard Deferral Account which would otherwise be deemed invested in Eligible Investment Options pursuant to Section 3(F) in the manner designated by such Eligible Director in the Investment Option Form most recently delivered to the Secretary of the Company or, failing such designation, shall proportionately reduce the amount which would otherwise be deemed invested in each Eligible Investment Option pursuant to Section 3(F).

4.  PAYMENTS UNDER THE PLAN.

     A. STANDARD DEFERRAL ACCOUNT. Subject to Section 3(G) hereof, amounts credited to a Director's Standard Deferral Account, together with accumulated earnings, shall be distributed in a lump sum payment or over a period of years, up to twenty, in such installments as specified in the Election Form, with such lump sum payment being made or such installment payments commencing, unless otherwise determined by the Committee in its discretion, on or prior to the January 31 immediately following:

                  (1)      the date the Director ceases to be a Director;


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                  (2)      the date the Director reaches an age at which the
                           Director may earn unlimited amounts without reduction of the benefits under the Social Security Act and the regulations promulgated thereunder; or

                  (3) such other date, either before or after his termination of service, as specified by the Director on his Election Form;

and with subsequent annual installments, if payments are to be made in annual installments, to be paid on or prior to each January 31 thereafter until all amounts credited to the Director's Standard Deferral Account have been paid in full.

         For purposes of any distribution pursuant to this Section 4, the amount credited to an Eligible Director's Standard Deferral Account on any date shall be equal to (i) in the case of any Stock Units credited to such Eligible Director's Standard Deferral Account, the aggregate Fair Market Value as of such date of a number of Shares equal to the number of Stock Units then credited to such Standard Deferral Account and (ii) in the case of any Eligible Investment Options in which such Eligible Director's Standard Deferral Account is deemed invested, the value (determined on the basis of the closing prices on the last business day immediately preceding such date) of all Eligible Investment Options in which such Eligible Director's Standard Deferral Account is deemed to be invested on such date pursuant to Section 3(F) and, in the case of a partial distribution from an Eligible Director's Standard Deferral Account, the amount of such distribution shall proportionately reduce the amount which is deemed invested in Shares pursuant to Section 3(E) and invested in each Eligible Investment Option pursuant to Section 3(F).

         Notwithstanding any other provision of the Plan, all payments under the Plan with respect to Stock Units credited to an Eligible Director's Standard Deferral Account shall be made in the form of Shares and an Eligible Director shall be entitled to receive one Share for each Stock Unit credited to his Standard Deferral Account (with a cash payment being made for any fractional shares).

         B. ELECTION TO BE PAID IN SHARES. At least thirty days before the first installment (or lump sum payment, if the Director so elects) is to be paid pursuant to the Standard Deferral Provisions, the Director or the Director's beneficiary shall elect whether the amounts credited to such Director's Standard Deferral Account (other than the Stock Units credited to such Director's Standard Deferral Account which, in accordance with the last paragraph of
Section 4(A) shall be paid in the form of Shares) shall be paid in cash or in Shares. At least thirty days before any subsequent installment is to be paid, the Director or the Director's beneficiary may change such election. In the case of payment in Shares, such Shares shall be valued at their Fair Market Value as of the date a cash payment would otherwise have been paid. As soon as practical thereafter, the



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Company shall cause to be issued and delivered that number of Shares (which may be either authorized and unissued shares or treasury shares or both) which is equal to the amount of the payment divided by the determined price, provided however, that the Company shall not be obligated to issue and deliver fractional Shares and in lieu thereof, the Director shall be paid in cash.

     C. DESIGNATION OF BENEFICIARY. Each Director participating in the Plan shall designate on the Election Form one or more beneficiaries to whom payments shall be made in the event of the Director's death. The Director shall have the right to change the beneficiary or beneficiaries from time to time, provided, however, no change shall become effective until received in writing by the Committee (or its delegate). In the event the Director has not designated a beneficiary or a designated beneficiary is not living at the time of the Director's death, then payments required to be made by the Company after the Director's death to the designated beneficiary shall be made to the Director's estate.

     D. EARLY DISTRIBUTION. A Director may in no event receive a distribution of all or a portion of amounts of cash or Shares credited to his Standard Deferral Account prior to the time that the Director elected to receive such amounts pursuant to the Plan. Notwithstanding the foregoing: (i) the CEO may, upon receiving a written request from the Director or his or her beneficiary as provided in Section 4.C. hereof in the event of the death of the Director, upon determining that a distribution is in the best interest of the Company and the Director (or his or her beneficiary) taking into account the financial condition of each, distribute all or a portion of the amounts credited to the Director's Standard Deferral Account and (ii) upon written request by a Participant to receive his entire Standard Deferral Account made at any time after termination of his or her status as a director of the Company, for any reason, after a Change of Control, the amount credited to such Participant's account shall be paid to such Director in a lump sum within ten (10) days after the date of such written request, provided that the Director shall be entitled to only 90% of such account balance and shall irrevocably forfeit 10% of such account balance by making the withdrawal.

     E. WITHHOLDINGS. Any taxes required to be withheld by any Federal, state, or local government will be deducted from all deferred payments and paid for the account of the Director.

     F. PAYMENTS IN KIND. Notwithstanding any other provision of the Plan, after a Change of Control, any portion of a distribution to be made from an Eligible Director's Standard Deferral Account may, at the request of such Eligible Director at least 30 days prior to the scheduled date of such distribution, be made by the Trustees of the Master Trust(s) pursuant to which benefits under the Plan are being funded, in the sole and absolute discretion of such Trustees, in the form of any Eligible Investment Options actually held by such Master Trust(s) for purposes of funding such distribution to such Eligible Director under the Plan. For purposes of making any such distribution,


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any Eligible Investment Option so distributed shall be valued at its closing price on the last business day immediately preceding the date of such distribution and such distribution shall be net of any applicable federal, state or local withholding taxes unless the Eligible Director makes a cash payment, concurrently with such distribution, to the Master Trust(s) making such distribution for the purpose of paying such withholding taxes. Nothing contained in this Section 4(F) shall require the Company (or any of the Master Trusts) to purchase, hold or dispose of any Eligible Investment Options designated by Eligible Directors. To the extent that any Master Trust holds any Eligible Investment Options, the same shall remain the sole property of the Company, subject to the claims of its general creditors, and shall not be deemed to form a part of any Eligible Director's Standard Deferral Account and no Director shall have any property interest therein or claim thereto.

     G. UNREIMBURSED AMOUNTS. Notwithstanding any other provision of the Plan, in the event that there exists an Unreimbursed Amount as to any Eligible Director, then (a) no distribution of the amount credited to such Eligible Director's Standard Deferral Account shall be made pursuant to Section 4(A) or otherwise to the extent that, after giving effect to any such proposed distribution, the amount then credited to such Eligible Director's Standard Deferral Account would be less than the Unreimbursed Amount of such Eligible Director and (b) any amounts which are not distributed from such Eligible Director's Standard Deferral Account by reason of the foregoing clause (a) shall be paid to such Eligible Director promptly after the date of, and only to the extent of, any reimbursement of such Unreimbursed Amount.

5.  PAYMENTS IN THE EVENT OF DEATH.

     A. STANDARD DEFERRAL ACCOUNT. In the event a Director shall die either before payments from the Director's Standard Deferral Account have commenced or after such payments have commenced, all amounts credited to the Director's Standard Deferral Account at the time of the Director's death shall be paid to the beneficiary designated by the Director on the Director's Election Form, in a lump sum payment on the first business day of the month following the month in which the Director died unless the Director has elected on the Election Form that payments continue or commence to the Director's beneficiary in the same method to be paid to the Director pursuant to Section 4(A).

6.  TERMINATION OF ELECTION.

     In any year, a Director may terminate or modify, for that year, his/her deferred election by written notice delivered to the Secretary of the Company. Any such notice will become effective on the last day of the month it is given and will apply only to Fees payable after such effective date. Amounts credited to a Director's accounts prior to the effective date of any termination or modification will not be affected and will be paid in accordance with the provisions of the Plan.


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7.   MASTER TRUSTS.

     A. DIRECTOR'S ACCOUNTS. The Company has established, and may in the future establish, one or more trusts (each such trust, as it may be amended from time to time, is referred to herein as a "Master Trust") for the purpose, among others, of securing the performance by the Company of its obligation to Directors to make the distributions under the Plan and has funded one or more of the Master Trusts in an aggregate amount of cash and/or Shares as the Company has determined to be equal to the value of all currently vested or earned benefits of the Directors under the Plan. Pursuant to one or more of the Master Trusts, each Director has been assigned a separate account as a mechanism for measuring the potential benefits which may be distributed in the future. Subsequent transfers of cash and/or Shares which the Company is required to make to the Master Trusts pursuant to Section 5.B, 7.B or 8.C hereof or otherwise shall be allocated among the Master Trusts as the Committee may determine from time to time.

     B. SUCCESSIVE TRANSFERS. On or before the twentieth day following the end of each successive calendar quarter, the Company shall transfer to one or more of the Master Trusts an aggregate amount of cash and/or Shares as it shall determine to be equal to the value of benefits of Directors under the Plan which benefits have vested or have been earned during such calendar quarter.

     C. TITLE TO FUNDS. DP&L shall retain beneficial ownership of all cash or shares transferred to the Master Trusts and such cash or shares will be subject to the claims of the DP&L's creditors. No Director or beneficiary has or will have any property interest in the cash or shares held in the Master Trusts or in any other specific asset of the Company.

8.   CHANGE OF CONTROL.

     A. AUTOMATIC TRANSFER OF AUTHORITY. In the event of a Change of Control, any and all authority and discretion which is exercisable by the Committee, or the CEO, as heretofore or hereafter described in the Plan, including, without limitation, the authority to change the Eligible Investment Options as provided in Section 3.F. hereof, shall automatically be transferred to the Trustees of each Master Trust to the extent benefits under the Plan are being funded under such Master Trust.

     B. (INTENTIONALLY LEFT BLANK.)

     C. FUNDING OF MASTER TRUSTS. Upon a Change of Control, the Company shall immediately transfer to one or more of the Master Trusts an aggregate amount of cash which, when combined with the other assets of the Master Trusts contributed or accruing thereto under or by reason of Section 7 hereof, is equal to all amounts credited to the Directors' Standard Deferral Account, including accumulated earnings.

9.  NOTICES.


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

     Any notice, election or any request required or permitted hereunder, which is to be mailed to or requested from the Secretary or the CEO of the Company, shall be delivered or mailed, postage prepaid, as follows:

     (i) Prior to a Change of Control; to the Secretary of DP&L at:

                       The Dayton Power and Light Company
                       MacGregor Park
                       1065 Woodman Drive
                       Dayton, Ohio 45432
                       Attention:  Corporate Secretary

     (ii) After a Change of Control; to the Trustees of each Master Trust pursuant to which benefits under the Plan are being funded, at the notice address specified by such Trustees in the applicable trust agreement.

     The Company or Trustees may from time to time change their addresses for receipt of notices by giving notice of such change to the Directors, but no such change shall be deemed to be effective until notice thereof is actually received by the Director to whom it is directed.

10.  NONASSIGNABILITY.

         Neither a Director, nor his beneficiary, nor any other individual shall have any right by way of anticipation or otherwise to alienate, sell, transfer, assign, pledge, charge or otherwise dispose of any benefits which may become payable under this Plan, prior to the time that payment of any such benefit is made, and any attempted anticipation, alienation, sale, transfer, assignment, pledge, charge, or other disposition shall be null and void. Furthermore, none of the benefits payable under this Plan shall be subject to the claim or legal process of the creditors of any Director or of the beneficiary, spouse or former spouse of any Director or of any other person or entity.



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

11.  INTERPRETATION AND AMENDMENT.

     The Plan shall be administered by the Committee. The decision of the Committee with respect to any questions arising in connection with the administration or interpretation of the Plan, shall be final, conclusive and binding. The Committee reserves the right to amend or modify the Plan from time to time or to terminate the Plan, provided, however, that no amendment, modification or termination of the Plan shall void an election to defer payments already in effect for the current calendar year or any preceding calendar year or shall otherwise adversely affect any right or benefit earned or accrued under the Plan by any Director prior to any such amendment, modification or termination without the prior written consent of such Director. In the event of a Change of Control, the authority and discretion given the Committee under this
Section 11 shall be exercised as provided in Section 8.A hereof; provided, however, that the Trustee shall have no authority to terminate the Plan.

12.  GENDER AND NUMBER.

     Except when indicated by the context, any masculine terminology used herein shall also include the feminine, and the use of any term herein in the singular may also include the plural.

13.  NO RIGHTS AS SHAREHOLDERS.

     Directors whose accounts are credited with amounts under the Plan shall have no rights as shareholders of the Company as a result thereof unless and until the Shares, if any, are distributed to the respective Directors.

14.  NO RIGHT TO EMPLOYMENT.

     Nothing in the Plan shall confer upon any Director the right to a continued Directorship with the Company.

15.  GOVERNING LAW.

     This Plan shall be construed, rendered and governed by the laws of the State of Ohio.



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                                    EXHIBIT A

                       THE DAYTON POWER AND LIGHT COMPANY

               1991 AMENDED DIRECTORS' DEFERRED COMPENSATION PLAN

                                  ELECTION FORM

INSTRUCTIONS:

     This Election Form relates to fees deferred pursuant to the 1991 Amended Directors' Deferred Compensation Plan (the "Plan"). Under the Plan, deferred fees are credited to a Participant's Standard Account in a Master Trust or Trusts created by DP&L.

STANDARD DEFERRAL PROVISIONS.

     1. ELECTION TO PARTICIPATE. I elect to defer _____________ of my [insert date] fees pursuant to ________________________ the Standard Deferral Provisions of the Plan.

     2. PAYMENTS. Payments shall be made or commence from my Standard Deferral Account by no later than the January 31 immediately following
          (check one):

          a. ___ the date I cease to serve as a director;

          b. ___ a specified date, either before or after termination of services as a director (Specify date: ___________); or

          c. ___ at such date as I reach the age at which I can earn unlimited amounts without reduction of benefits under the Social Security Act and the regulations promulgated thereunder.

          Such payments from my account shall be paid as follows (check one):

          a. ___ lump sum payment.

          b. ___ annually over a period of up to twenty years. (Specify number of years __________).

     I request that such payments shall be made in the form of DPL Inc. shares, rather than cash.

                           ____ Yes                           ____ No

(Please note that amounts deemed invested in DPL Inc. common shares pursuant to Section 3(E) of the Plan will be paid in the form of DPL Inc. common shares, rather than cash.)

          Upon my death (check one):

     ____ payments to my beneficiary shall continue or commence in the same method to be paid to me as elected above.



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


     ____ payments are to be made to my beneficiary in a lump sum.

DESIGNATION OF BENEFICIARIES

     All payments required to be made under the Plan to my designated beneficiary in the event of my death shall be made to the following person:

Name of designated
beneficiary:                        _______________________________________

Address of designated
beneficiary:                        _______________________________________

                                    _______________________________________

                                    _______________________________________






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

     If the above-designated beneficiary does not survive me, the payments will be made to the following successor beneficiary (or to my estate upon failure to designate otherwise):

Name of designated
beneficiary:                        _______________________________________


Address of designated
beneficiary:                        _______________________________________

                                    _______________________________________

                                    _______________________________________



                                    _______________________________________
                                                    Signature

                                    _______________________________________
                                                       Date

     This Election Form was received by the Secretary of DPL on
__________________.


                                    _______________________________________
                                                     Secretary






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

                                    EXHIBIT B

                       THE DAYTON POWER AND LIGHT COMPANY

               1991 AMENDED DIRECTORS' DEFERRED COMPENSATION PLAN

                       STOCK UNIT INVESTMENT ELECTION FORM

     I hereby irrevocably elect to have $__________ of the amount credited to my Standard Deferral Account under the Plan to be deemed invested, effective as of [insert date], in Shares in accordance with Section 3(E) of the Plan. Amounts which are deemed invested in Shares under the Plan will be paid in the form of Shares, rather than cash.


                                    _______________________________________
                                             Signature of Director

                                    _______________________________________
                                                       Date

     This Stock Unit Option Election was received by the Secretary of the Company on ________________.


                                    _______________________________________
                                                  Secretary




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

                                    EXHIBIT C

                       THE DAYTON POWER AND LIGHT COMPANY

               1991 AMENDED DIRECTORS' DEFERRED COMPENSATION PLAN

                         INVESTMENT OPTION ELECTION FORM

     I elect to have amounts credited to my Investment Amount under the Plan to be deemed invested, effective [insert date], in the following Eligible Investment Options, as provided in Section 3(F) of the Plan:

                                                  Percentage of Investment
                                                  Amount Invested (whole
                                                  percentage, not less than
ELIGIBLE INVESTMENT OPTION                        10%
--------------------------                        -------------------------


Vanguard Index Trust - 500 Portfolio                 _____%

Vanguard Index Trust - Small Cap Stock               _____%
  Portfolio

Vanguard Index Trust - Total International           _____%
  Portfolio

Vanguard Index Trust - Total Bonds                   _____%

(Note: In the absence of any designation with respect to all or any portion of your Investment Amount, your Investment Amount (or such portion) will be deemed invested in the Vanguard Index Trust - Total Bonds as provided in Section 3(F) of the Plan.)

     If the Company and I have entered into a split-dollar life insurance arrangement, then the Unreimbursed Amount (as defined in the Plan) shall reduce the amount which would otherwise be deemed invested in Eligible Investment Options pursuant to Section 3(F) of Plan in the following percentages of the Unreimbursed Amount:

                                                     PERCENTAGE OF UNREIMBURSED
                                                               AMOUNT
                                                    ----------------------------

Vanguard Index Trust - 500 Portfolio                 _____%

Vanguard Index Trust - Small Cap Stock               _____%
  Portfolio

Vanguard Index Trust - Total International           _____%
  Portfolio

Vanguard Index Trust - Total Bonds                   _____%



                                                    ____________________________
                                                    Signature of Director



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

                                                    ____________________________
                                                    Date

     This Investment Option Election was received by the Secretary of the Company on ________________.


                                                    ____________________________
                                                    Secretary


                                   SCHEDULE I

                           ELIGIBLE INVESTMENT OPTIONS

                      Vanguard Index Trust - 500 Portfolio

                      Vanguard Index Trust - Small Cap Stock Portfolio

                      Vanguard Index Trust - Total International Portfolio

                      Vanguard Index Trust - Total Bonds




                                       69